Runway Growth Finance Corp. Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Delivered Total and Net Investment Income of $30.0 million and $11.6 million, Respectively

Investment Portfolio of $927.4 million

Conference Call Today, Thursday, March 12, 2026 at 5:00 p.m. ET

MENLO PARK, Calif., March 12, 2026—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter 2025 Highlights

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Total investment income of $30.0 million
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Net investment income of $11.6 million, or $0.32 per share
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Net asset value of $485.0 million, or $13.42 per share
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Dollar-weighted annualized yield on debt investments of 14.2%
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Seven investments completed in new and existing portfolio companies, representing $42.9 million in funded investments
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Aggregate proceeds of $75.6 million in principal prepayments, $2.2 million from scheduled amortizations, and $0.3 million in sale proceeds from equity

Fiscal Year 2025 Highlights

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Total investment portfolio of $927.4 million at fair value
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Total investment income of $137.3 million
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Net investment income of $56.9 million, or $1.55 per share
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Net asset value of $485.0 million, or $13.42 per share
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Total investment fundings of $261.6 million: $86.4 million in seven new portfolio companies, $168.5 million in ten existing portfolio companies, and $6.7 million in Runway-Cadma I LLC
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Aggregate proceeds of $383.5 million in principal prepayments and $11.6 million from scheduled amortizations, and $38.6 million in sale proceeds from equity
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Low credit loss ratio of an average 10 basis points per year on a gross basis and an average 7 basis points per year on a net (debt and equity) basis, based on cumulative commitments since inception

First Quarter 2026 Distributions

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Declared first quarter 2026 dividend of $0.33 per share

“In 2025, Runway Growth leveraged the resources and scale of the BC Partners Credit platform to drive origination volume and optimize our portfolio,” said David Spreng, Founder and CEO of Runway Growth. “Despite ongoing macroeconomic volatility, our disciplined focus on first-lien investments in economically resilient businesses, has positioned us to perform. We are excited about the anticipated closing of our proposed acquisition of SWK holdings, which will expand our exposure and capabilities in healthcare and life sciences as we continue to diversify. Looking at the year ahead, we are encouraged by our pipeline and will continue to deploy capital thoughtfully as we utilize our enhanced origination channels.”

Fourth Quarter 2025 Operating Results

Total investment income for the quarter ended December 31, 2025 was $30.0 million, compared to $33.8 million for the quarter ended December 31, 2024.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended December 31, 2025 was 14.2%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Total operating expenses for the quarter ended December 31, 2025 were $18.4 million, compared to $19.2 million for the quarter ended December 31, 2024.

Net investment income for the quarter ended December 31, 2025 was $11.6 million, or $0.32 per share, compared to $14.6 million, or $0.39 per share, for the quarter ended December 31, 2024.

Net realized loss on investments was $0.4 million for the quarter ended December 31, 2025, compared to a net realized loss of $2.9 million for the quarter ended December 31, 2024.

For the quarter ended December 31, 2025, net change in unrealized loss on investments was $3.9 million, compared to a net change in unrealized gain on investments of $16.5 million for the quarter ended December 31, 2024.

For the quarter ended December 31, 2025, our net increase in net assets resulting from operations was $7.4 million, or $0.20 per share, compared to a net increase in net assets resulting from operations of $28.2 million, or $0.75 per share, for the quarter ended December 31, 2024.

Portfolio and Investment Activity

As of December 31, 2025, Runway Growth’s investment portfolio had an aggregate fair value of $927.4 million in 56 companies, comprising $860.3 million in loans, 99.3% of which are senior secured loans, and $67.1 million in warrants and other equity-related investments.

During the fourth quarter of 2025, Runway Growth funded three investments in new portfolio companies, four investments in existing portfolio companies, representing $42.9 million in gross funded investments, which net of upfront loan origination fees is $42.6 million.

During the fourth quarter of 2025, Runway Growth received aggregate proceeds of $75.9 million in principal prepayments and equity sale proceeds, which net of the sale of a participation interest of $15.0 million(1) is $60.9 million. In addition, Runway Growth received proceeds of $2.2 million in scheduled amortizations.

Total portfolio investment activity for the three and twelve months ended December 31, 2025 and 2024 was as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Beginning investment portfolio	$945,964	$1,066,100	$1,076,840	$1,067,009
Purchases of investments	42,574	80,077	150,321	254,106
PIK interest	4,205	2,683	15,654	12,265
Sales and prepayments of investments	(60,923)	(81,736)	(286,975)	(226,397)
Scheduled repayments of investments	(2,177)	(2,400)	(11,608)	(4,780)
Sales and maturities of U.S. Treasury Bills	-	-	-	(42,029)
Amortization of fixed income premiums or accretion of discounts	1,945	(1,485)	5,294	6,808
Net realized gain (loss) on investments	(377)	(2,939)	2,861	(2,939)
Net change in unrealized gain (loss) on investments	(3,809)	16,540	(24,985)	12,797
Ending investment portfolio	$927,402	$1,076,840	$927,402	$1,076,840

(1) Refer to "Note 2 – Summary of Significant Accounting Policies, Secured Borrowings" of the Company's consolidated financial statements in Part II, Item 8 of the Form 10-K as of December 31, 2025 for additional detail on the accounting treatment of the participation interest sold.

Net Asset Value

As of December 31, 2025, net asset value per share was $13.42, compared to $13.79 as of December 31, 2024. Total net assets at the end of the fourth quarter of 2025 was $485.0 million, down 5.8% from $514.9 million as of December 31, 2024.

Liquidity and Capital Resources

As of December 31, 2025, the Company had approximately $395.2 million in available liquidity, including unrestricted cash and cash equivalents of $18.2 million and $377.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 90%, compared to 108% for the quarter ended December 31, 2024.

Distributions

On February 25, 2026, the Company’s board of directors (the "Board of Directors") declared a quarterly distribution of $0.33 per share for stockholders of record as of March 10, 2026. Distributions are payable on March 24, 2026.

Recent Developments

The Company evaluated events subsequent to December 31, 2025 through March 12, 2026, the date the consolidated financial statements were issued. There have been no subsequent events that occurred during such period that would require recognition or disclosure, except as disclosed below.

Repayment of April 2026 Notes

The 8.54% Series 2023A Senior Notes due 2026 (the “April 2026 Notes”) bore an interest rate of 8.54% per year and were due on April 13, 2026, unless redeemed, purchased or prepaid prior to such date by us or our affiliates in accordance with their terms. The April 2026 Notes were repaid in full on January 21, 2026 and are no longer outstanding. Interest on the April 2026 Notes was due semiannually in arrears on April 13 and October 13 of each year.

Baby Bond Offering 7.25% Notes due 2031

On February 3, 2026, the Company issued and sold $103.25 million in aggregate principal amount of 7.25% interest-bearing unsecured Notes due February 3, 2031 (the "February 2031 Notes") under its shelf Registration Statement on Form N-2. The February 2031 Notes were issued pursuant to the Base Indenture and Third Supplemental Indenture, dated February 3, 2026, between the Company and the Trustee, U.S. Bank Trust Company, National Association.

Interest on the February 2031 Notes will be due quarterly in arrears on March 1, June 1, September 1, and December 1 of each year. The February 2031 Notes may be redeemed in whole or in part at any time or from time to time at the Company's option on or after February 3, 2028, at a redemption price of $25 per February 2031 Notes plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. The February 2031 Notes are general unsecured obligations of the Company that rank pari passu with the Company's existing and future unsecured, unsubordinated indebtedness.

Redemption of July 2027 Notes and December 2027 Notes

On March 6, 2026, the Company redeemed $40.25 million of the $80.5 million in aggregate principal of the Company’s July 2027 Notes in accordance with the terms of the indenture governing the July 2027 Notes. Additionally, the Company redeemed all of the $51.75 million in aggregate principal of the Company’s December 2027 Notes in accordance with the terms of the indenture governing the December 2027 Notes.

Recent Portfolio Activity

From January 1, 2026 through March 12, 2026, the Company completed $54.3 million of additional debt commitments, of which $5.5 million was funded upon closing, and purchased $2.0 million in equity positions. In addition, the Company funded $5.5 million in unfunded commitments on existing investments. The Company also received $15.0 million in debt prepayments.

Conference Call

Runway Growth will hold a conference call to discuss its fourth quarter ended December 31, 2025 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, March 12, 2026. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors,” which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $961,646 and $1,038,135, respectively)	$912,656	$1,005,328
Affiliate investments at fair value (cost of $4,551 and $59,198, respectively)	-	64,572
Control investments at fair value (cost of $13,233 and $6,550, respectively)	14,746	6,940
Total investments at fair value (cost of $979,430 and $1,103,883, respectively)	927,402	1,076,840
Cash and cash equivalents	18,175	5,751
Interest and fees receivable	7,594	8,141
Deferred financing costs	4,217	-
Other assets	2,726	623
Total assets	960,114	1,091,355

Liabilities
Debt:
Credit facility	173,000	311,000
2026 Notes	25,000	95,000
2027 Notes	132,250	152,250
2028 Notes	107,000	-
Deferred financing costs	(1,913)	(5,918)
Total debt, less deferred financing costs	435,337	552,332
Incentive fees payable	14,444	14,106
Interest payable	6,756	7,743
Foreign currency forward contracts	711	-
Secured borrowings	14,578	-
Accrued expenses and other liabilities	3,319	2,305
Total liabilities	475,145	576,486

Net assets
Common stock, par value	361	373
Additional paid-in capital	534,508	557,992
Accumulated undistributed (overdistributed) earnings	(49,900)	(43,496)
Total net assets	$484,969	$514,869

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	36,134,037	37,347,428
Net asset value per share	$13.42	$13.79

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Investment income
From non-control/non-affiliate investments:
Interest income	$25,664	$29,402	$116,978	$127,045
Payment-in-kind interest income	4,309	2,794	16,166	12,088
Dividend income	253	318	1,011	318
Fee income	(256)	542	1,690	2,231
From affiliate investments:
Interest income	-	611	646	2,419
Fee income	-	-	256	-
Other income	67	112	582	531
Total investment income	30,037	33,779	137,329	144,632

Operating expenses
Management fees	3,808	3,931	15,724	15,694
Incentive fees	2,925	2,292	14,452	14,579
Interest and other debt financing expenses	9,992	11,120	42,673	44,226
Professional fees	518	756	2,205	2,199
Administration agreement expenses	570	478	2,563	1,986
Insurance expense	167	201	646	829
Tax expense	70	390	880	392
Other expenses	360	(10)	1,276	976
Total operating expenses	18,410	19,158	80,419	80,881
Net investment income	11,627	14,621	56,910	63,751

Net realized and net change in unrealized gain (loss)
Net realized gain (loss):
Non-control/non-affiliate investments	(377)	(2,939)	(6,082)	(2,939)
Affiliate investments	-	-	8,943	-
Control investments	-	-	-	-
Net realized gain (loss) on investments	(377)	(2,939)	2,861	(2,939)
Net realized gain (loss) on forward contracts and foreign currency transactions	(3)	-	(26)	-
Net realized gain (loss)	(380)	(2,939)	2,835	(2,939)

Net change in unrealized gain (loss):
Non-control/non-affiliate investments	(4,506)	10,810	(16,183)	(372)
Affiliate investments	-	5,516	(9,925)	12,779
Control investments	697	214	1,123	390
Net change in unrealized gain (loss) on investments	(3,809)	16,540	(24,985)	12,797
Net change in unrealized gain (loss) on forward contracts and foreign currency transactions	(71)	-	(711)	-
Net change in unrealized gain (loss)	(3,880)	16,540	(25,696)	12,797

Net realized and unrealized gain (loss)	(4,260)	13,601	(22,861)	9,858

Net increase (decrease) in net assets resulting from operations	$7,367	$28,222	$34,049	$73,609

Net investment income per common share (basic and diluted)	$0.32	$0.39	$1.55	$1.64
Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$0.20	$0.75	$0.93	$1.89
Weighted average shares outstanding (basic and diluted)	36,134,037	37,465,536	36,697,936	38,852,271